Exhibit 3.1

State of Delaware Secretary of State Division of Corporations Delivered 02:03 PM11/04/2020 FILED 02:03 PM11/04/2020 SR 20208213539 - File Number 4051294

CERTIFICATE OF INCORPORATION

OF

PRO MUSIC RIGHTS, INC.

A DELAWARE CORPORATION

The undersigned, a natural person (the "Sole Incorporator"), for the purpose of organizing a corporation to conduct the business and promote the purposes hereinafter stated, under the provisions and subject to the requirements of the laws of the State of Delaware hereby certifies that:

ARTICLE I.

The name of this Corporation is PRO MUSIC RIGHTS, INC.

ARTICLE II.

The registered office of the corporation in the State of Delaware shall be 12 Timber Creek Lane, Newark, New Castle County, Delaware 19711, and the name of the registered agent of the corporation in the State of Delaware at such address is The Incorporators Ltd.

ARTICLE III.

The purpose of this Corporation is to carry on any and all business and to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV.

Section 1. The aggregate number of shares of all classes of capital stock which the Corporation shall have the authority to issue is 1,550,000,000 (a) 1,000,000,000 shares of Class A Common Stock, par value $0.00001 (the "Class A Common Stock"); (b) 500,000,000 shares of Class B Common Stock, par value $0.00001 per share (the "Class B Common Stock"); (c) 50,000,000 shares of Preferred Shares, par value $0.00001 per share (the "Preferred Stock"). The number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all of the outstanding shares of stock of the Corporation entitled to vote thereon, voting together as a single class, without a vote of the holders of the Preferred Stock, or any series thereof, unless a vote of any such holders is required pursuant to the terms of any Preferred Stock Designation (as defined below) and irrespective of the provisions of Section 242(b)(2) of the DGCL.

Section 2. A statement of the designations of each class of the Corporation's capital stock and the powers, preferences and rights and qualifications, limitations or restrictions thereof is as follows:

a. COMMON STOCK.

1. Voting Rights.

i. General Right to Vote Together. Except as otherwise provided expressly herein or required by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall at all times vote together as one class on all matters (including the election of directors) submitted to a vote or for the consent of the stockholders of the Corporation.

ii. Votes per Share. Except as otherwise expressly provided herein or required by applicable law, each holder of shares of Class A Common Stock shall be entitled to one (I) vote for each share of Class A Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation. Except as otherwise expressly provided herein or required by applicable law, each holder of shares of Class B Common Stock shall be entitled to one hundred (100) votes for each share of Class B Common Stock held as of the applicable date on any matter that is submitted to a vote or for the consent of the stockholders of the Corporation.

2. Identical Rights. Except as otherwise expressly provided herein or required by applicable law, shares of Class A Common Stock and Class B Common Stock shall have the same rights and privileges and rank equally, share ratably and be identical in all respects as to all matters, including, without limitation:

i. Dividends. The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to share equally, on a per share basis, in such dividends and other distributions of cash, property or shares of stock of the Corporation as may be declared by the Board of Directors from time to time with respect to the Common Stock out of assets or funds of the Corporation legally available therefor; provided, however, that in the event that such dividend is paid in the form of shares of Common Stock or rights to acquire Common Stock, the holders of Class A Common Stock shall receive Class A Common Stock or rights to acquire Class A Common Stock, as the case may be, and the holders of Class B Common Stock shall receive Class B Common Stock or rights to acquire Class B Common Stock, as the case may be

ii. Liquidation. Upon the dissolution or liquidation of the Corporation, whether voluntary or involuntary, holders of Class A Common Stock will be entitled to receive all assets of the Corporation available for distribution to its stockholders, subject to any preferential or other rights of any then outstanding Preferred Stock.

iii. Subdivision or Combinations. If the Corporation in any manner subdivides or combines the outstanding shares of Class A Common Stock or Class B Common Stock, the outstanding shares of the other class will be subdivided or combined in the same proportion and manner, unless different treatment of the shares of each such class is approved by the affrrmative vote of the holders of a majority of the outstanding shares of Class A Common Stock and Class B Common Stock, each voting separately as a class

b. PREFERRED STOCK.

Preferred Stock may be issued from time to time in one or more series, each of such series to have such terms as stated or expressed herein and in the resolution or resolutions providing for the issue of such series adopted by the Board of Directors of the Corporation as hereinafter provided. Authority is hereby expressly granted to the Board of Directors from time to time to issue the Preferred Stock in one or more series, and in connection with the creation of any such series, by adopting a resolution or resolutions providing for the issuance of the shares thereof and by filing a certificate of designations relating thereto in accordance with the General Corporation Law of the State of Delaware (the "Preferred Stock Designation"), to determine and fix the number of shares of such series and such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, including without limitation thereof, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be stated and expressed in such resolutions, all to the fullest extent now or hereafter permitted by the General Corporation Law of the State of Delaware. The powers, preferences and relative, participating, optional and other special rights of each such series of Preferred Stock, and the qualifications, limitations or restrictions thereof, if any, may differ from those of any and all other series at any time outstanding. Without limiting the generality of the foregoing, the resolution or resolutions providing for the issuance of any series of Preferred Stock may provide that such series shall be superior or rank equally or be junior to any other series of Preferred Stock to the extent permitted by law. Subject to the rights of the holders of any series of Preferred Stock pursuant to the terms of this Certificate of Incorporation or any resolution or resolutions providing for the issuance of such series of stock adopted by the Board of Directors, the number of authorized shares of Preferred Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affrrmative vote of the holders of a majority of the stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the General Corporation Law of the State of Delaware.

ARTICLE V.

Section 1. General Powers. The business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 2. Number of Directors; Election. Subject to the rights of holders of any series of Preferred Stock to elect directors, the number of directors of the Corporation shall be established from time to time by the Board of Directors. The number of directors that constitute the whole Board of Directors shall be fixed pursuant to a resolution of the Board of Directors. Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Subject to the rights of holders of any series of Preferred Stock to elect directors, each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director's death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

ARTICLE VI.

A director of the Corporation shall not be personally liable to the Corporation or its stockholder for monetary damages for breach of fiduciary duty as a director, except for liability (I) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation oflaw, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended after the effective date of this Amended and Restated Certificate of Incorporation to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by the General Corporation Law of the State of Delaware. No amendment, modification or repeal of Article VI shall adversely affect the rights and protection afforded to a director of the Corporation under this Article VI for acts or omission occurring prior to such amendment, modification or repeal.

ARTICLE VII.

Section I. In furtherance and not in limitation of the powers conferred upon it by the General Corporation Law of the State of Delaware, and subject to the terms of any series of Preferred Stock, the Board of Directors shall have the power to adopt, amend, alter or repeal the Certificate of Incorporation of the Corporation and/or the Bylaws of the Corporation. The stockholders may not adopt, amend, alter or repeal the Certificate of Incorporation of the Corporation and/or the Bylaws of the Corporation, or adopt any provision inconsistent therewith, unless such action is approved, in addition to any other vote required by this Certificate of Incorporation, by the affmnative vote of the holders of at least two-thirds in voting power of the issued and outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class.

Section 2. Notwithstanding any other provisions of law, this Certificate of Incorporation or the Bylaws of the Corporation, and notwithstanding the fact that a lesser percentage may be specified by law, the affirnative vote of the holders of at least two-thirds in voting power of the outstanding shares of Class B Common Stock shall be required to amend or repeal, or to adopt any provision inconsistent with, this Article VII.

ARTICLE VIII.

Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and or of the stockholders or class of stockholders of this Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

ARTICLE IX.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

ARTICLEX.

The name and the mailing address of the Sole Incorporator is as follows:

JAKENOCH

1978 GULF SHORE BLVD. S.

NAPLES, FL 34102

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This Certificate has been subscribed as of November 4, 2020 by the undersigned who affirms that the statements made herein are true and correct.

/s/ JAKE NOCH
Jake Noch
Sole Incorporator